Exhibit 99.1

FOR IMMEDIATE RELEASE
December 20, 2024

Contact:
Media Team

+1-630-227-5100

Editor@aarcorp.com

AAR announces divestiture of non-core Landing Gear Overhaul business to optimize portfolio

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today that it has entered into a definitive agreement to divest its Landing Gear Overhaul business to GA Telesis. The transaction is valued at $51 million and is expected to close in the first quarter of the 2025 calendar year, subject to customary and regulatory closing conditions. The divestiture will be immediately accretive to margins and earnings.

The divestiture is part of AAR’s strategic plan to optimize its portfolio by investing in core functions that will accelerate its targeted growth and margin expansion initiatives.

The transaction with GA Telesis includes AAR’s Miami, Florida, based Landing Gear Overhaul business, part of the Company’s Repair & Engineering segment, that provides full-service landing gear maintenance, repair, and overhaul services to commercial and government customers. AAR will remain prime contractor for the United States Air Force Landing Gear Performance Based Logistics contract, and the current maintenance services will be continued by GA Telesis as a subcontractor.

“This transaction will increase our operating margins, improve our cash flow and enable us to re-allocate resources to drive further growth in our core businesses,” said John M. Holmes, AAR’s Chairman, President and CEO. “We are confident GA Telesis will continue to deliver excellent service to the Landing Gear customers.”

CIBC Capital Markets served as AAR’s financial advisor, and Jones Day served as AAR’s legal advisor in this transaction.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

About GA Telesis

GA Telesis, a global leader in aerospace solutions, is renowned for its unmatched excellence in aftermarket services and lifecycle management. The GA Telesis Ecosystem™ is a vast global network spanning 54 locations in 30 countries on six continents. The company’s integrated solutions include parts and distribution services, logistics solutions, inventory management, leasing and financing, engine overhaul, and MRO services. GA Telesis is committed to sustainability through innovative sustainability initiatives and advanced technologies, including digital transformation, and using advanced materials. The company’s aerospace systems and connected aircraft technologies drive efficiency and performance, while its MRO network and 24/7 AOG support provide unparalleled reliability.

This press release contains certain statements relating to future business opportunities and conditions, as well as anticipated benefits of the proposed divestiture by AAR CORP. (the “Company”) of the Company’s Landing Gear Overhaul business (the “Divestiture”). Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,’’ “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the Company’s ability to close the Divestiture; the Company’s ability to realize the anticipated benefits of the Divestiture as rapidly or to the extent anticipated; the effect of the Divestiture on the Company’s operating results and business generally; the amount of costs, fees and expenses related to the Divestiture; and other factors that could affect the Company’s business, results of operations and financial condition. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the Company’s other subsequent filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the Divestiture may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.